UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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RGC RESOURCES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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RGC RESOURCES, INC.

519 Kimball Avenue, N.E.

Roanoke, Virginia 24016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 3, 2014

NOTICE is hereby given that, pursuant to its Bylaws and call of its directors, the Annual Meeting of the Shareholders of RGC Resources, Inc. will be held at the Hotel Roanoke, 110 Shenandoah Avenue, Roanoke, Virginia 24016, on Monday, February 3, 2014, at 9:00 a.m., Eastern Standard Time, for the following purposes:

1.	To elect three Class B directors.

2.	To ratify the selection of Brown, Edwards & Company, L.L.P. as the independent registered accounting firm.

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the meeting. Only those shareholders of record as of the close of business on November 27, 2013 shall receive notice of, and be allowed, to vote at the meeting.

You are urged to sign and date the enclosed form of proxy and return it promptly in the enclosed self addressed, stamped envelope. Should you decide to attend the meeting and vote in person, you may withdraw your proxy.

By Order of the Board of Directors.

DALE P. LEE
Secretary

December 23, 2013

Your vote is important. Even if you plan to be present at the Annual Meeting, please sign, date and promptly return the enclosed proxy, no matter how small your holdings, to assure that your shares are represented. No postage is required on the enclosed proxy if mailed within the United States. If your shares are held by a broker, bank or nominee, it is important that you give them your voting instructions.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 3, 2014

This Proxy Statement is furnished on December 23, 2013, in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of RGC Resources, Inc. (“Resources” or the “Company”) to be held on Monday, February 3, 2014, at 9:00 a.m., Eastern Standard Time, at the Hotel Roanoke, 110 Shenandoah Avenue, Roanoke, Virginia 24016, and any adjournments thereof (the “annual meeting”).

Record Date and Voting Securities

Only shareholders of record at the close of business on November 27, 2013, the record date for the annual meeting (the “record date”), will be entitled to notice of and to vote at the annual meeting. As of the record date, we had 4,710,719 common shares outstanding, which are our only securities entitled to vote at the annual meeting. Each common share is entitled to one vote.

A list of shareholders entitled to vote at the annual meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, and at the time and place of the meeting during the whole time of the meeting.

Electronic Notice and Mailing

Notice of the Company’s annual meeting was mailed on or about December 23, 2013 to all shareholders as of the record date.

Those shareholders entitled to vote may vote their shares via the Proxy Card by mail following the instructions printed on the Proxy Card.

From the date of the mailing of the Notice of Annual Meeting of Shareholders until the conclusion of the annual meeting, all of the proxy materials will be accessible on the Company’s web site at www.rgcresources.com.

Revocability of Proxies

Shareholders who execute proxies may revoke them by giving written notice to our Corporate Secretary any time before such proxies are voted. Attendance at the annual meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the Secretary of the annual meeting at any time prior to the voting of the proxy at the annual meeting.

Other Matters

The Board does not know of any matter that is expected to be presented for consideration at the annual meeting, other than the election of directors, the ratification of the selection of Brown, Edwards & Company, L.L.P. as the independent registered accounting firm for the 2014 fiscal year, and a shareholder advisory vote on the compensation of our named executive officers. However, if other matters properly come before the annual meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

Solicitation Expenses

We will bear the cost of the annual meeting and the cost of soliciting proxies, including the cost of mailing any proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses.

The annual report to shareholders and the 2013 Annual Report on Form 10-K are not proxy soliciting materials.

Voting Procedures; Abstentions; Broker Voting

All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board intend to vote FOR the nominees for election of our directors listed herein, FOR the ratification of Brown, Edwards & Company, L.L.P. as the independent registered accounting firm for the fiscal year ending September 30, 2014, and FOR the approval of the compensation of our named executive officers.

A majority of the common shares outstanding entitled to vote on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting and any adjournment or postponement thereof. Abstentions and broker non-votes (which occur with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given) will be counted as present or represented for purposes of establishing a quorum for the transaction of business.

Abstentions and broker non-votes will have no effect on the election of directors, which is by plurality of the votes cast in person or by proxy. Brokers may vote their shares in favor of directors so long as they have voting instructions from the beneficial owners of the shares.

Advisory approval of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Brokers may vote their shares on this proposal so long as they have voting instructions from the beneficial owners of the shares. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome. As disclosed later in this proxy statement, this vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors.

Ratification of the appointment of Brown, Edwards & Company, L.L.P. as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome.

Proxies in the form enclosed herewith are solicited by management at the direction of the Company’s Board of Directors. If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with its terms. Any proxy given pursuant to this solicitation may be revoked at any time prior to the vote of the shareholders. An opportunity will be given to shareholders attending the meeting to withdraw their proxies and to vote their shares in person.

The Company’s Annual Report to Shareholders for the year ended September 30, 2013 is being sent to all shareholders concurrently with this Proxy Statement. The Annual Report is not to be considered a part of the proxy solicitation material.

Voting Securities

The Company will appoint one or more inspectors to act as a Committee on Credentials at the Annual Meeting and to make a written report thereof. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law. As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating votes. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

PROPOSAL 1 – ELECTION OF DIRECTORS OF RESOURCES

The Company’s Board of Directors is divided into three classes (A, B, and C) with staggered three-year terms. The current term of office of the Class B directors expires at the 2014 Annual Meeting. The terms of Class A and Class C directors will expire in 2016 and 2015, respectively. Each of the Company’s current directors and nominees for election as director are independent, except John B. Williamson, III, as determined under applicable rules adopted by the Securities and Exchange Commission (the “Commission”) and the NASDAQ Stock Market, Inc.

There are three nominees for Class B director: Nancy Howell Agee, J. Allen Layman, and Raymond D. Smoot, Jr. The Governance and Nominating Committee and the Board of Directors have selected and endorsed each of these candidates because they each bring unique talents and business experience to the Board.

Nancy Howell Agee has been serving RGC Resources as an active Board member since 2005 and has been nominated for reelection. The Governance and Nominating Committee has renominated Mrs. Agee this year specifically due to her professional experience and demonstrated commitment to her responsibilities as a Resources Board member. Mrs. Agee has an excellent attendance record for full Board meetings as well as all committee meetings. She devotes the necessary time to reviewing the materials provided prior to each Board and committee meeting and comes prepared with appropriate questions and initiates discussions on issues she believes are of importance to the Board. Mrs. Agee challenges management to evaluate issues in new ways and is never satisfied with a response to questions until she feels the issue has been thoroughly vetted.

Mrs. Agee is the President & CEO of Carilion Clinic which is the largest employer in our utility service area. In this position, Mrs. Agee has extensive experience in the issues that affect the region and the economic and political challenges that impact Company operations. She brings to the Board her distinctive perspective of customer service, employee development, and fiscal responsibility. Mrs. Agee represents both Carilion Clinic and RGC Resources, Inc. in the communities we serve through her involvement in a variety of corporate and service Boards. She has extensive knowledge of financial reports and is considered to be independent within the meaning of the rules governing companies listed on NASDAQ. Furthermore, Mrs. Agee is a natural gas customer, as are the hospitals and clinics she oversees in our service area. Mrs. Agee serves on the Compensation and Governance and Nominating Committees of the Board. Her professional qualifications will benefit the Resources board.

J. Allen Layman has been a member of the RGC Resources, Inc. Board of Directors for over 20 years and has been nominated for reelection. The Governance and Nominating Committee has renominated Mr. Layman this year specifically due to his long standing professional experience and demonstrated commitment as a Resources Board member. Mr. Layman has served in many capacities within the Board and the committee structure, including the Audit, Compensation, and Governance and Nominating Committees. He has an excellent attendance record for full Board meetings and committee meetings and comes to the meetings demonstrating his attention to details in the financial statements and pre-meeting materials. Mr. Layman has an in depth knowledge of regulated public utilities and brings an understanding of the regulatory environment in the Commonwealth of Virginia to the Board. His historical knowledge of utility regulation and legislation is very valuable to the other Board members and management of Resources and provides a perspective that only his experience can provide. Mr. Layman has also served on the Board of Directors through various management successions and provides long standing institutional knowledge.

Mr. Layman is currently a private investor, but was formerly the CEO of a regulated telecommunications company in the region. He has knowledge of utility accounting, ratemaking, and all aspects of public utility operations. Mr. Layman is focused on the financial performance of the company while maintaining a balanced perspective with regard to customer service and operational performance. He and his family have lived and worked in the Company’s service area for several generations providing him with a unique perspective on customer and marketing issues in our service area. Mr. Layman continues to demonstrate commitment to RGC Resources, Inc. and the economic enhancement of the region in which the company provides service. He is also considered to be independent within the meaning of the rules governing companies listed on NASDAQ. Mr. Layman’s professional qualifications and regulatory knowledge will benefit the Resources board.

Raymond D. Smoot, Jr. has been a member of the RGC Resources, Inc. Board of Directors since 2005 and has been nominated for reelection. The Governance and Nominating Committee has renominated Dr. Smoot this year specifically due to his broad professional and financial experience as well as his demonstrated commitment as a Resources Board member. He has served on the Audit Committee since joining the Board and is currently serving as the Chair of that Committee. He is considered to be a financial expert under the rules adopted by the Securities and Exchange Commission and has served as Chairman of audit committees of other large companies. Dr. Smoot dedicates adequate time to preparing for each Board meeting and Audit Committee meeting and asks detailed and incisive questions about major aspects of the financial reporting process and financial statements.

Dr. Smoot is currently employed by the Virginia Tech Foundation (the “Foundation”) which has significant real estate and business operations in our region. From 2003 through 2012, he was the CEO & Secretary-Treasurer for the Virginia Tech Foundation and is currently a Senior Fellow for the Foundation. Dr. Smoot has extensive financial and investment knowledge that has been developed by his long-standing career with Virginia Tech in a variety of senior management roles as well as in his capacity as a former Chairman of the Investment Committee for the Virginia Retirement System. He has demonstrated the ability for managing sensitive issues for large institutions that are frequently in the public eye. Dr. Smoot is also the Chairman of the Stellar-One Corporation, a major banking corporation in the region. In his role as bank director he has helped to lead two significant mergers. Dr. Smoot provides a specialized perspective on shareholder issues that complements the expertise of our other Board members and maintains a keen focus on the importance of increasing shareholder value. Like our other nominees, Dr. Smoot is also considered to be independent within the meaning of the rules governing companies listed on NASDAQ. The Governance and Nominating Committee believes that Dr. Smoot brings valuable knowledge to the Resources Board.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authorization is withheld, the persons named as proxies will vote for the election of the nominees named above. Each nominee has agreed to serve if elected. In the event any nominee unexpectedly is unable to serve, the proxies will be voted for such other person as the Board may designate. If any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board may recommend. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director. Proxies cannot be voted for a greater number of persons than the number of nominees.

Your Board of Directors recommends a vote “FOR” each of the nominees for Class B Director.

The present principal occupation and employment during the past five years and the office, if any, held with the Company are set forth opposite the name of each nominee and director:

Name and Age	Year In Which First Elected As Director	Principal Occupation	Year In Which Director Assumed Principal Occupation

NOMINEES FOR DIRECTOR

CLASS B DIRECTORS (Currently serving until 2014 Annual Meeting with a three year term)

Nancy Howell Agee Age 61	2005	President & CEO, Carilion Clinic; President & COO, Carilion Clinic 2010-2011; COO/ Executive Vice President, Carilion Clinic 2007-2010; Director, Hometown Bank.	2011

J. Allen Layman Age 61	1991	Private Investor.	2003

Raymond D. Smoot, Jr. Age 66	2005	Senior Fellow, Virginia Tech Foundation, Inc.; CEO & Secretary-Treasurer, Virginia Tech Foundation, Inc. 2003-2012.; Chairman, StellarOne Corporation; Chairman StellarOne Bank; Director, Carilion Clinic.	2012

DIRECTORS CONTINUING IN OFFICE

CLASS A DIRECTORS (Serving until 2016 Annual Meeting)

Abney S. Boxley, III Age 55	1994	President & CEO, Boxley Materials Company (Construction materials); Chairman Valley Financial Corporation and Valley Bank; Director, Carilion Clinic.	1988

S. Frank Smith Age 65	1990	Vice President-Industrial Sales, Alpha Coal Sales Company, LLC; Vice President Eastern Sales, Market Analysis and Research, Alpha Coal Sales Company, LLC 2007-2009.	2009

John B. Williamson, III Age 59	1998	Chairman, President & CEO, RGC Resources, Inc.; Director, Botetourt Bankshares, Inc.; Director, Optical Cable Corporation; Director, Luna Innovations Corporation; Director, Corning Natural Gas Company.	2003

CLASS C DIRECTORS (Serving until 2015 Annual Meeting)

Maryellen F. Goodlatte Age 61	2001	Attorney and Principal, law firm of Glenn, Feldmann, Darby & Goodlatte.	1983

George W. Logan Age 68	2002	Principal, Pine Street Partners, LLC; Faculty, University of Virginia Darden Graduate School of Business; Director of Valley Financial Corporation.	1993

PROPOSAL 2 - RATIFICATION OF BROWN, EDWARDS & COMPANY, L.L.P.

AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM

Upon recommendation and selection by the Audit Committee, the Board of Directors accepted Brown, Edwards & Company, L.L.P. (“Brown, Edwards”) as the independent registered accounting firm to audit the financial statements of the Company for the year ending September 30, 2014. A representative of Brown, Edwards is expected to attend the meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders. Brown, Edwards has served as the independent registered accounting firm of the Company since 2006.

The Company’s bylaws do not require that the shareholders ratify the appointment of Brown, Edwards as the Company’s independent registered public accounting firm. The Company is asking its shareholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the shareholders do not ratify the appointment of Brown, Edwards, the Audit Committee will reconsider whether or not to retain Brown, Edwards as the Company’s independent registered public accounting firm, but may determine to do so. Even if the appointment of Brown, Edwards is ratified by the shareholders, the Audit Committee may change the appointment at any time if it determines that a change would be in the best interest of the Company and its shareholders.

Approval of Proposal 2

Approval of this proposal will require the affirmative vote of holders of a majority of the common shares present in person or represented by proxy and entitled to vote on such matter at the annual meeting.

Your Board of Directors recommends a vote “FOR” the ratification of Brown, Edwards & Company, L.L.P.

PROPOSAL 3 – NON-BINDING SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2011 annual meeting, the shareholders voted to have an annual review of executive compensation. We believe that our executive compensation program is competitive within our industry and strongly aligned with the long-term interests of our shareholders. This program has been designed to promote a performance-based culture and ensure an orientation of long-term value creation by aligning the interests of our executive officers with those of our shareholders by linking a substantial portion of their compensation to our Company’s performance. It also balances short-term and longer-term compensation opportunities to ensure that our Company meets its short-term objectives while continuing to build value for our shareholders over an extended time horizon. The program is also designed to attract and to retain highly-talented executive officers who are critical to the successful implementation of our Company’s strategic business plan.

We also believe that both our Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal set forth above providing for a shareholder advisory vote on our executive compensation program (commonly referred to as the “Say on Pay” resolution) is intended to give you, as a shareholder of our Company, the opportunity to endorse or not endorse the compensation we paid to our named executive officers for fiscal 2013 by voting to approve or not approve such compensation as described in this Proxy Statement.

The Compensation Committee of the Board of Directors has overseen the development of the executive compensation program, as described more fully in the “Report of the Compensation Committee of the Board of Directors” section of this Proxy Statement, including the “Compensation Philosophy and Objectives” and “Compensation Elements” sections and the related compensation tables, as well as the narrative descriptions that accompany these tables.

We encourage you to closely review this information before voting to approve or disapprove the compensation of our named executive officers. The Report of the Compensation Committee of the Board of Directors describes and explains our executive compensation policies and practices and the process that was used by the Compensation Committee of the Board of Directors to reach its decisions on the compensation of the named executive officers for fiscal 2013. It also contains a discussion and analysis of each of the primary components of our executive compensation program - the base salary and incentive awards.

Generally, in this Proxy Statement we disclose information about the compensation of the CEO, CFO plus the top three most highly compensated executive officers for the end of the last completed fiscal year. Consequently, most of the information presented in the compensation tables is backward-looking. Also, we disclose in the compensation tables all elements of executive compensation separately. Because of this, we encourage you to read the footnotes and narrative descriptions which accompany each compensation table in order to understand any non-cash items.

In reviewing our executive compensation disclosure, we would like to call your attention to the following highlights:

•

Incentive-based compensation represented approximately 11% of our named executive officers’ total compensation for fiscal 2013, with approximately 22% tied to our Company’s relative shareholder return and the remaining 78% tied to achievement of challenging annual performance measures.

•	Base salary represented approximately 69% of our named executive officers’ total compensation opportunity for fiscal 2013.

The Board of Directors regularly reviews best practices in corporate governance and executive compensation and, in fiscal 2013, the Compensation Committee reviewed the executive compensation structure to ensure that Company practices are reasonable and appropriate for executive compensation.

Please note that your vote is advisory and will not be binding upon our Company or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions that our shareholders express in their votes and in any additional dialogue. Consequently, the Compensation Committee intends to take into account the outcome of the vote and those opinions when considering future executive compensation decisions for our executive officers.

Approval of Proposal 3

Approval of this proposal will require the affirmative vote of holders of a majority of the common shares present in person or represented by proxy and entitled to vote on such matter at the annual meeting.

Your Board of Directors recommends a vote “FOR” approval, on an advisory basis, of executive compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Security and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 27, 2013, certain information regarding the beneficial ownership of the common shares of the Company by each director, named executive officer, and certain beneficial owners and by all directors, named executive officers, and certain beneficial owners as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned as of 11/27/13[1]	Percent of Class

Nancy Howell Agee	9,331[2]	< 1%
Abney S. Boxley, III	19,266	< 1%
John S. D’Orazio	18,753[3]	< 1%
Maryellen F. Goodlatte	12,687	< 1%
J. Allen Layman	37,668	<1%
Dale P. Lee	3,059[3]	<1%
George W. Logan	53,774	1.14%
Paul W. Nester	5,469[3]	<1%
S. Frank Smith	36,523	<1%
Raymond D. Smoot, Jr.	18,508[4]	<1%

Robert L. Wells, II	5,061[3]	<1%
John B. Williamson, III	84,748	1.80%
Anita G. Zucker	247,458	5.25%
All Named Beneficial Owners as a Group ( 13 persons)	552,305	11.72%

1	Includes restricted shares purchased by directors pursuant to Restricted Stock Plan for outside directors.
2	Includes 776 shares owned by spouse.
3	Includes stock options shown in the Summary Compensation Table on page 16.
4	Includes 250 shares owned by spouse.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors currently consists of eight directors. The Board of Directors has a standing compensation committee, a standing audit committee, and a standing governance and nominating committee. The Board of Directors met eight times during the 2013 fiscal year. All members of the Board attended at least 75 percent of the total number of Board meetings and at least 75 percent of the total number of committee meetings for committees on which each served in fiscal year 2013.

It is the Company’s policy that all directors should attend the annual meeting of the Company’s shareholders. All of the directors serving on the Board of Directors at the time attended the annual meeting of shareholders in 2013.

Director Independence: The Board of Directors has affirmatively determined that all of the current directors, other than John B. Williamson, III, are “independent” of the Company within the meaning of the rules governing companies listed on NASDAQ. For a director to be “independent” under the NASDAQ rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

The Board of Directors has adopted the following categorical standards of independence to assist it in determining whether a director has a material relationship with the Company. The following relationships between a director and the Company will not be considered material relationships that would preclude a finding by the Board of Directors that the director is independent under the NASDAQ rules:

•

employment of the director or the director’s immediate family member by another company that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

•

a relationship of the director or the director’s immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which the Company or any of its subsidiaries has made charitable contributions of not more than $40,000 in any of the last three years.

Consistent with the NASDAQ rules, a majority of the Company’s non-management directors meet at least once each quarter without management present. The role of presiding director for each such executive session of directors is filled by the Chair of the Audit Committee. The presiding director for each meeting is responsible for advising the chairman of the Board of Directors on decisions reached and recommendations for action made at such meeting.

COMBINED CHIEF EXECUTIVE OFFICER AND CHAIRMAN ROLE

The Board leadership structure is currently composed of a combined Chairman of the Board of Directors and Chief Executive Officer, an independent Audit Committee Chairman, an independent Governance and Nominating Committee Chairman, and an independent Compensation Committee Chairman. Mr. Williamson is the Company’s President, Chief Executive Officer and Chairman of the Board, and he was appointed by the Company as President and Chief Executive Officer in 1999. After careful consideration of Mr. Williamson’s strong leadership since he joined the Company, the Board determined it appropriate for the Chairman and the CEO to be the same individual. In making this determination, the Board also considered the relative size of the Company, the size of the Board and the fact that all remaining members of the Board are independent. The Board has historically believed that having the roles combined enhanced the ability to provide insight and direction on important strategic initiatives to both management and the Board and increases the likelihood that the Company acts with a common purpose. Mr. Williamson and the Board announced a senior officer succession plan in October 2012 and Mr. Williamson is expected to step down from the CEO role in 2014, resulting in a separation of the CEO and Chairman roles in future years. The Company’s overall corporate governance policies and practices have adequately addressed any governance concerns raised by the dual CEO and Chairman role in the past. In addition, the Board determined that there are other members of the executive management team that are well versed in all aspects of the Company and who are familiar with the roles and responsibilities of the Chairman and CEO in the event that the Chairman or CEO is unavailable.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board and management each have distinct roles in the identification, assessment, oversight and management of potential risks that could affect the Company’s ability to achieve its strategic and financial objectives. Our corporate governance policies provide that the Board shall assess major risk factors relating to the Company and its performance, and review measures to mitigate and address such risks. To facilitate effective oversight, the Audit Committee meets on at least a quarterly basis and reports to the full Board regarding potential risks to the Company, as well as the Company’s strategy for managing those risks to an appropriate level. In addition, the Board annually reviews management’s insurance programs and gas pipeline renewal program. We believe that this structure ensures that the Board is fully aware of, and appropriately oversees, the Company’s significant risks.

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to the Company and its shareholders. While the Chairman and Chief Executive Officer and other members of the senior leadership team are responsible for the day-to-day management of risk, the Board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing the aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks. The Board believes that its current leadership structure has historically best facilitated its oversight of risk by combining independent leadership, through independent board committees, and majority independent board composition, with an experienced Chairman, President and Chief Executive Officer who has intimate knowledge of the business, history, and the complex challenges the Company faces. The Chairman, President and Chief Executive Officer’s in-depth understanding of these matters and involvement in the day-to-day management of the Company uniquely positions him to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. The incumbent Chairman, President and Chief Executive Officer is expected to step down from the President and CEO roles in 2014, effectively separating the CEO and Chairman roles in future years.

The Board exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs, and committee meeting minutes are available for review by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as needed. On at least an annual basis, the Board conducts a review of our long-term strategic plans and members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. In addition, at each quarterly meeting, or more often as necessary, the Board is updated on material legal and regulatory matters. On a regular basis between Board meetings, our Chairman, President and Chief Executive Officer provides written reports to the Board on the critical issues we face and recent developments in each of our principal operating areas. These reports include a discussion of business risks as well as a discussion regarding enterprise risk.

The Audit Committee is responsible for reviewing the framework by which management discusses our risk profile and risk exposures with the full Board and its committees. The Audit Committee meets regularly with our Chief Financial Officer, independent auditor, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. The Audit Committee meets regularly in separate executive sessions with the Chief Executive Officer, independent auditors, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee pension and benefit plans. No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during the previous fiscal year. There are no interlock relationships as defined in the applicable SEC rules.

The Governance and Nominating Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, director independence, and our corporate governance profile and ratings. The Committee also is actively engaged in overseeing risks associated with succession planning for the Board and management.

Director Nominations

The Governance and Nominating Committee sets forth the process by which candidates for possible inclusion in the recommended slate of director nominees are selected. The Board does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the Board, the Governance and Nominating Committee will take into account the Company’s current needs and the qualities needed for Board service, including experience and achievement in business, finance, technology or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and NASDAQ rules; service on other boards of directors; sufficient time to devote to Board matters; ability to work effectively and collegially with other Board members; and diversity. In considering the diversity of candidates, the Committee considers an individual’s background, professional experience, education and skill, race, gender and/or national origin. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Governance and Nominating Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The Governance and Nominating Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisers, and executive search firms. The Committee will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In the future, the Governance and Nominating Committee may use the services of an executive search firm to help identify candidates for directors who meet the qualifications outlined above. The search firm may screen the candidates, conduct reference checks, prepare a biography of each candidate for committee review, and assist in arranging interviews. In making recommendations for director nominees for the annual meeting of shareholders, the Governance and Nominating Committee will consider any written recommendations of director candidates by shareholders received by the Secretary of the Company no later than 120 days before the anniversary of the previous year’s annual meeting of shareholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, Attention: Secretary.

The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nominations process. The Governance and Nominating Committee intends to review the nominations policy as it considers advisable and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Governance and Nominating Committee may amend the nominations policy at any time.

Any shareholder wishing to nominate persons for election as directors at an annual meeting must deliver to the Secretary of the Company at the Company’s principal office in Roanoke, Virginia a written notice of the shareholder’s intention to make such a nomination. The shareholder generally is required to furnish the notice at least 120 days before the first anniversary of the preceding year’s annual meeting. The notice must include the following information: (1) such information regarding each proposed nominee as would be required to be disclosed under SEC rules and regulations in solicitations of proxies for the election of directors in an election contest or otherwise; (2) the written consent of each proposed nominee to serve as a director of the Company; and (3) as to the shareholder giving the notice and the beneficial owner, if any, of common shares on whose behalf the nomination is made, (a) the name and address of record of such shareholder and the name and address of such beneficial owner, (b) the class and number of shares of the Company’s capital stock that are owned beneficially and of record by such shareholder and such beneficial owner, (c) a representation that the shareholder is a holder of record of the Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such nomination and (d) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends to (i) deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee or (ii) otherwise solicit proxies for shareholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

COMMITTEE REPORTS

Report of the Compensation Committee of the Board of Directors

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the Company’s compensation program for its Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) in fiscal year 2013 as well as each of the three most highly compensated executive officers employed at the end of the fiscal year 2013, all of whom the Company refers to collectively as its “named executive officers”. For fiscal 2013, the Company’s named executive officers are John B. Williamson, III, John S. D’Orazio (Roanoke Gas Company), Paul W. Nester, Dale P. Lee, and Robert L. Wells, II.

Executive Summary

This Compensation Discussion and Analysis focuses on the material elements of our executive compensation program in effect for the 2013 fiscal year. It also provides an overview of our executive compensation philosophy and why we believe the program is appropriate for the Company and its shareholders. Finally, we discuss the Compensation Committee’s methodology for determining appropriate and competitive levels of compensation for the named executive officers. Details of compensation paid to the named executive officers can be found in the tables that follow.

Our executive compensation program is intended to align our named executive officers’ interests with those of our shareholders by rewarding performance that meets or exceeds the goals the Compensation Committee established with the objectives of increasing shareholder value. In line with our pay for performance philosophy, the total compensation received by our named executive officers will vary based on individual and corporate performance measured against annual performance goals. Our named executive officers’ total compensation is comprised of a mix of base salary and annual incentive compensation. In addition, the named officers have participated in the Company’s Key Employee Stock Option Plan to provide a long-term incentive for alignment of officer interest with those of shareholders.

Compensation Philosophy and Objectives

What person or group is responsible for determining the compensation levels of named executive officers?

The Role of the Committee: The Compensation Committee, pursuant to its charter, reviews and approves the compensation, including base salary and annual incentive compensation, of the Company’s CEO and the other named executive officers.

The Role of Consultants: The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisors. The Compensation Committee has the authority to compensate its outside advisors without obtaining approval of the Board. The Compensation Committee did not utilize an outside consultant in the fiscal year 2013.

The Role of Executives: The Company’s CEO is actively involved in the executive compensation process. Historically, the CEO reviews the performance of each of the named executive officers (other than his own performance) and, within the defined program parameters, recommends to the Compensation Committee base salary increases and incentive awards for such individuals. He provides the Compensation Committee with financial performance goals for the Company that are used to link pay with performance. The CEO also provides his review to the Compensation Committee with respect to the executive compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve the Company’s business goals. The CEO develops the recommended base salary and proposed incentive awards for each of the named executives, exclusive of his own. He works with the Compensation Committee to determine if the proposed compensation package is sufficient to attract, retain, and motivate the Company’s executive team and potential new executive team hires. The CEO attends the meetings of the Compensation Committee but does not participate in the Committee executive sessions.

What are the Company’s executive compensation principles and objectives?

The Compensation Committee believes that the goals of the total compensation program for named executive officers should be designed to attract, motivate and retain key talent, to promote the long-term success of the Company, and to balance these objectives with a strong link to shareholder return and other measures of performance that drive total shareholder return.

The Company’s overall executive compensation philosophy is that pay should be competitive with the relevant market for executive talent, be performance-based, vary with the attainment of specific objectives, and be aligned with the interests of the Company’s shareholders. The core principles of the Company’s executive compensation program include the following:

•

Pay competitively: The Compensation Committee believes in positioning executive compensation at competitive levels necessary to attract and retain exceptional leadership talent. An individual’s performance and importance to the Company can result in that individual’s total compensation being higher or lower than the Company’s target market position.

•

Pay-for-performance: The Compensation Committee structures executive compensation programs to balance annual and long-term corporate objectives, including specific measures which focus on financial performance, with the goal of fostering shareholder value creation in the short and long-term.

•

Create an ownership culture: The Compensation Committee believes that using compensation to instill an ownership culture effectively aligns the interests of executive officers and the shareholders. Half of all incentive compensation awarded to executive officers is required to be taken in the Company’s common shares until a level of common share ownership valued at 50% of annual base salary is obtained. In addition, the Committee oversees a modest stock option plan intended to encourage stock ownership and to enhance alignment of executive officers and shareholder interests.

•	Utilize a total compensation perspective: The Compensation Committee considers all of the compensation components such as base salary, incentive payments, and benefits as a total package.

•

Improved performance: The Company has been pursuing strategies intended to improve its financial and operating performance. The Compensation Committee believes in utilizing a compensation program that appropriately rewards executives for the achievement of the Company’s objectives.

The CEO and the Compensation Committee regularly review the executive compensation program and philosophy to assess whether the program promotes the objectives of enabling the Company to attract and retain exceptionally talented executives and to link total compensation to the Company’s ability to meet its annual financial and non-financial goals and, in the longer term, to produce enhanced levels of total shareholder return. Such a review is undertaken in the fall of each year. Although, following these reviews, no changes have been made to the compensation philosophy, which the Compensation Committee believes is based on appropriate principles, programmatic changes have been implemented at various times to enhance consistency of the various compensation elements with the program’s philosophy. In addition, the issuance of options under the Key Employee Stock Option Plan was reactivated in 2013 following shareholder approval of additional shares in February 2013. The Committee believes the use of stock options is in the furtherance of the Committee’s ownership culture.

How do we determine executive pay?

Benchmarking: The Compensation Committee benchmarks elements of total compensation, which consists of base salary, annual incentive bonus, and any other forms of compensation that may be used as incentives to the competitive marketplace because the Compensation Committee believes this is the best way to determine whether such compensation is competitive with the Company’s labor market for executive talent.

The Company compares both its levels of executive compensation and its financial performance, for executive compensation purposes, to a comparison group consisting of two sets of companies – one set for other gas companies and one set of local companies. The companies that make up the Company’s peer group were selected based on six primary criteria:

1.	companies that an outsider, with no knowledge of the Company’s internal deliberations on the topic, would agree offer reasonable comparisons for pay and performance purposes;

2.	companies that generally overlap with the labor market for talent, but may not be identical to Resources;

3.	companies with revenue and market capitalization within reasonable limits for comparison purposes;

4.	companies whose business models, characteristics, growth potential, and human capital are similar but not necessarily identical to those of the Company;

5.	public companies based in the United States where compensation and firm financial data are available in proxy statements and Form 10-K filings; and

6.	companies that are large enough to have similar executive positions to ensure statistical significance.

Based on these criteria, the group of companies selected by the Compensation Committee, which will be referred to as the “comparison group”, is:

Chesapeake Utilities Corporation

Corning Natural Gas Corporation

Delta Natural Gas Company, Inc.

The Laclede Group, Inc.

Optical Cable Corporation

Valley Financial Corporation

In addition to the comparison group of companies, the Compensation Committee utilizes market compensation data from Salary.com for Business, Job Valuation Reports for each of its executive positions. The Job Valuation Reports provide benchmark information for both base pay and total compensation for energy and utility companies in the $50 million to $200 million size range. While the Compensation Committee has not established a specific target for each executive officer position, the Committee uses the comparison company data and Job Valuation Report to help ensure compensation is reasonably competitive in the industry while reflective of local job market conditions and compensation constraints of state utility regulators. In no case does executive officer base pay exceed the 50th percentile benchmark of Salary.com Job Valuation Reports for the $50 million to $200 million Energy and Utilities segment.

Compensation Elements

The Company believes that it is necessary to provide short-term compensation incentives because these provide immediate benefit, paid in cash on the achievement of immediate results, thereby promoting the achievement of the established short-term goals. The Company provides this short-term compensation through base salary and incentive compensation based on performance.

Base Salary: Base salary is fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salaries are the only non-variable element of the Company’s total compensation program. Base salaries are set to reflect each named executive officer’s responsibilities, the impact of each named executive officer’s position, and the contribution each named executive officer delivers to the Company. Salaries are determined after analyzing competitive levels in the market, using the Company’s comparison group and the results of Salary.com for executives with comparable responsibilities and job scope. The Compensation Committee also considers internal equities among employees within the Company. Salary increases, if any, are based on individual performance, market conditions and company performance. To gauge market conditions, the Compensation Committee evaluated the comparison group and market data and established recommended salary levels based on the named executive’s experience, tenure, performance and potential.

Based in part on the executive compensation benchmarking and the target levels for base salary set forth above, the Compensation Committee set the named executive officer’s base salaries for 2013. The base salaries for the named executives for 2012 and 2013 are as follows:

Executive Officer	2012 Base Salary	2013 Base Salary

John B. Williamson, III	349,577	255,920
Paul W. Nester	52,500 (partial year)	146,350
John S. D’Orazio	174,856	223,248
Dale P. Lee	144,668	148,344
Robert L. Wells, II	135,866	138,548

Annual Incentive Plan Compensation: The annual cash bonus plan provides named executive officers with the opportunity to gain financially from the results they help to generate annually. The annual cash bonus plan provides for a cash bonus based on the achievement of annual corporate goals and objectives. A performance-based incentive plan motivates management to achieve the stated goals and objectives set for the Company. The specific targeted objectives for 2013 were variable for each named executive based on their primary area of responsibility.

Severance or Change-in-Control Agreements

Each of the named executives has change-in-control provisions entitling them to certain benefits in the event their employment is terminated without cause within a specific period of time following a change in control of the Company. For purposes of this agreement, a “Change in Control” occurs when (i) any person or entity becomes the beneficial owner of at least 50% of the combined voting power of the Company’s voting securities; (ii) any person or entity becomes the beneficial owner of at least 50% of the voting securities of the surviving entity following a merger, recapitalization, reorganization, consolidation or sale of assets by the Company; or (iii) the Company is liquidated or sells substantially all of its assets. In the event that Mr. Williamson’s employment with the Company is terminated within two years of the date of a Change in Control, unless the termination is (a) because of his death or disability, (b) for Cause (as defined in the agreement) or (c) by him other than for Good Reason (as defined in the agreement), then he will receive a severance payment (the “Severance Payment”) equal to 1.5 times the Executive’s annualized includable compensation for the base period, within the meaning of Section 280G(d) of the Internal Revenue Code of 1986. The Severance Payment will be reduced to the extent necessary to avoid certain federal excise taxes. Also in such event, the Company will continue his life insurance, medical, health and accident and disability plans, programs or arrangements until the earlier of two years after the date of the Change in Control, his death, or his full-time employment. The agreement does not require Mr. Williamson to seek employment to mitigate any payments or benefits provided thereunder. The Company also entered into identical Change in Control Agreements with Paul W. Nester on May 1, 2012, John S. D’Orazio on April 1, 2011, Dale P. Lee, and Robert L. Wells, II. on May 1, 2010.

The Compensation Committee reviews all of the components of each executive’s compensation and awards a level of each component based on what they believe is reasonable when all elements of the compensation are considered. The Company currently does not structure compensation so as to be fully deductible under Section 162(m) of the Internal Revenue Code, but the Committee does not anticipate the Company paying compensation at a level where any amounts would not be fully deductible under such Section 162(m).

The Company also provides Mr. Williamson a membership in the Shenandoah Club which is used for Company functions and provides a convenient location in the downtown Roanoke area to meet with other local business and civic leaders.

Summary Compensation Table

Name	Year	Salary ($)	Bonus	Stock Award	Options Award	Non-equity Incentive Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)

John B. Williamson, III	2013	255,920	—	—	—	67,000	48,579	29,165	400,664
Chairman, President	2012	349,577	—	—	—	120,000	183,140	68,384	721,101
& CEO	2011	337,577	—	—	—	94,000	89,095	133,764	654,436

John S. D’Orazio	2013	223,248	—	—	28,280	26,500	10,662	35,215	323,905
President & CEO	2012	174,856	—	—	—	36,000	157,131	67,798	435,785
Roanoke Gas Co.	2011	163,121	—	—	—	28,000	64,148	26,782	282,051

Paul W. Nester	2013	146,350	—	—	20,200	6,500	9,984	18,889	201,923
Vice President,	2012	52,500	—	—	—	—	—	2,813	55,313
Treasurer & CFO	2011	—	—	—	—	—	—	—	—

Dale P. Lee	2013	148,344	—	—	12,120	19,400	10,627	23,829	214,320
Vice President &	2012	144,668	—	—	—	29,000	99,781	22,561	296,010
Secretary	2011	139,667	—	—	—	22,000	46,221	21,171	229,059

Robert L. Wells, II	2013	138,548	—	—	12,120	20,000	(15,149)	28,154	183,673
Vice President, Infor-	2012	135,866	—	—	—	25,000	126,848	27,128	314,842
mation Technology	2011	127,588	—	—	—	18,000	48,569	24,348	218,505

Note:	The Change in Pension Value is an actuarial calculation and was not realized as compensation to any of the named executives during the year. In 2012, Mr. Nester was only employed for a partial year. The Options Award values are based on 7,000 shares for Mr. D’Orazio, 5,000 shares for Mr. Nester, and 3,000 shares for Mr. Wells and Ms. Lee.

Other Compensation Table

Name	Year	401(K) Matching Contribution ($)	Insurance Premiums ($)	Medical Benefits ($)	Post Retirement Medical Benefits ($)	Other ($)	Total ($)

John B. Williamson, III	2013	12,751	1,391	14,914	109	—	29,165
Chairman, President &	2012	12,683	1,426	13,845	130	40,300	68,384
CEO	2011	12,149	1,371	12,773	136	107,335	133,764

John S. D’Orazio	2013	12,350	1,391	14,854	6,620	—	35,215
President & CEO	2012	12,228	1,342	13,605	6,926	33,697	67,798
Roanoke Gas Co.	2011	7,565	1,220	12,533	5,464	—	26,782

Name	Year	401(K) Matching Contribution ($)	Insurance Premiums ($)	Medical Benefits ($)	Post Retirement Medical Benefits ($)	Other ($)	Total ($)

Paul W. Nester	2013	7,318	1,351	10,174	46	—	18,889
Vice President,	2012	1,458	—	1,355	—	—	2,813
Treasurer & CFO	2011	—	—	—	—	—	—

Dale P. Lee	2013	7,417	1,144	15,094	174	—	23,829
Vice President &	2012	7,234	1,275	13,845	207	—	22,561
Secretary	2011	6,978	1,208	12,773	212	—	21,171

Robert L. Wells, II	2013	7,927	1,094	15,034	4,099	—	28,154
Vice President, Infor-	2012	8,043	1,119	13,665	4,301	—	27,128
mation Technology	2011	7,271	1,041	12,773	3,263	—	24,348

Grants of Plan-Based Awards

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Paid ($)

John B. Williamson, III	2/4/13	0	97,000	224,000	67,000
John S. D’Orazio	2/4/13	0	35,000	65,000	26,500
Paul W. Nester	2/4/13	0	NA	NA	6,500
Dale P. Lee	2/4/13	0	22,000	42,000	19,400
Robert L. Wells, II	2/4/13	0	22,000	42,000	20,000

Note:

There are no other Plan-based awards provided to the named employees and no other incentive plan awards. The Board approved the payout on 2/4/13 for performance in fiscal year 2012. The plans were developed by the Compensation Committee on December 6, 2011.

Outstanding Equity Awards Table at Fiscal Year End

There are no outstanding equity awards for any of the named executives at the end of the fiscal year.

Option Exercises and Stock Vested

Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	Number of Shares Acquired	Value of Shares ($)

John B. Williamson, III	—	—	—	—
John S. D’Orazio	—	—	—	—
Paul W. Nester	—	—	—	—
Dale P. Lee	—	—	—	—
Robert L. Wells, II	—	—	—	—

Pension Benefits

The following table shows the accumulated benefits related to the Retirement Plan for the named executives as of September 30, 2013:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)

John B. Williamson, III	Employee Retirement Plan	22	813,231	—
John S. D’Orazio	Employee Retirement Plan	21	508,769	—
Paul W. Nester	Employee Retirement Plan	1	—	—
Dale P. Lee	Employee Retirement Plan	16	335,839	—
Robert L. Wells, II	Employee Retirement Plan	30	383,253	—

Note:

The number of Years of Credited Service represent the number of years that each named executive officer has been a participant in the Employee Retirement Plan as of September 30, 2013. The Present Value of the Accumulated Benefit presented in the table above is based on a 4.82 % discount rate; 4% annual compensation increase; and retirement at 65 years of age. An employee must have a minimum of five years of service to be vested in the plan.

Estimated Potential Payment Upon a Change in Control

As discussed above, all of the named executives have change-in-control provisions with the estimated potential payments as of September 30, 2013, which would be due to each of them upon a change in control, and a termination without cause after the change in control:

Name	Change in Control Payment for Termination Without Cause ($)

John B. Williamson, III	668,761
Paul W. Nester	61,605
John S. D’Orazio	314,791
Dale P. Lee	248,460
Robert L. Wells, II	227,563

Note: Mr. Nester’s calculation is based on less than five years of data.

Compensation of Directors

The Company reviews director compensation on a periodic basis. As part of the review, the Company used the same comparison group for director compensation that was used for executive compensation. The comparison group companies were used for benchmarking and reasonableness testing.

Directors’ fees are set by the Compensation Committee and approved by the Board of Directors after the Committee considers the competitive market for directors and fee levels provided by comparable companies both within the utility industry and companies in the geographic area. Directors of the Company received an annual retainer for their service as directors of $16,000 in fiscal 2013. In addition, Directors receive fees for attending meetings of the Resources’ Board of Directors and of Committees of the Board. The chair of the Audit Committee receives an additional $6,000 annually, and the chairs of the other committees receive an additional $2,000 annually. Mr. Williamson is not compensated for attendance at Board and Committee meetings and does not receive the annual retainer for his service as a Board member. The schedule of fees paid to directors for each meeting attended is as follows:

Board of Directors Meeting	$1,400
Board of Directors Meeting – by telephone	$700
Governance & Nominating Committee	$1,400
Audit Committee	$1,400
Compensation Committee	$1,400
Attendance at any committee meeting by telephone	$700

However, the fee for any committee meeting held the same day as a Board meeting is $700.

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total

Nancy Howell Agee	14,400	16,000	—	—	—	—	30,400
Abney S. Boxley, III	25,100	8,000	—	—	—	—	33,100
Maryellen F. Goodlatte	20,700	9,000	—	—	—	—	29,700
J. Allen Layman	13,700	16,000	—	—	—	—	29,700
George W. Logan	13,700	16,000	—	—	—	—	29,700
S. Frank Smith	26,100	9,000	—	—	—	—	35,100
Raymond D. Smoot, Jr.	15,100	21,667	—	—	—	—	36,767
John B. Williamson, III	—	—	—	—	—	—	—

Employee Retirement Plan

Resources has in effect a noncontributory Employee Retirement Plan. The costs of benefits under the Plan, which are borne by Resources, are computed actuarially and defrayed by earnings from the Plan’s investments and/or Resources’ annual contributions. The Plan generally provides for the monthly payment, at normal retirement age 65, of the greater of (a) the participant’s accrued benefit as of December 31, 1988 under the formula then in effect or (b) the sum of one twelfth of (1) plus (2) minus (3) as follows:

(1)	1.2% of the participant’s average compensation for his highest consecutive sixty months of service multiplied by years of credited service up to thirty years,

(2)	0.65% of the participant’s average compensation for his highest consecutive sixty months of service in excess of covered compensation (generally defined as the average of Social Security wage bases over a participant’s assumed working lifetime) multiplied by years of credited service up to thirty years, and

(3)	the participant’s balance, if any, from the Company’s former profit sharing plan.

Early retirement with reduced monthly benefits is available at age 55 after ten years’ service. Provisions also are made for vesting of benefits after five years of service and for disability and death benefits. All employees who have completed one year of service to the Company and are credited with at least 1,000 hours of service in a Plan year are eligible to participate in the Plan. At age 65, for Plan purposes, Mr. Williamson would have 28 credited years of service while Mr. D’Orazio and Mr. Wells will have the maximum of 30 credited years of service. Ms. Lee and Mr. Nester will have 23 and 27 years of credited service, respectively.

The compensation covered by the Plan includes the total of all amounts paid to a participant by the Company for personal services reported on the participant’s federal income tax withholding statement (Form W-2), up to certain statutory limits. For plan years beginning January 1, 2013 and 2014 these earnings are limited to $255,000 and $260,000, respectively.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has three equity compensation plans.

Restricted Stock Plan for Outside Directors

The Board of Directors of the Company implemented the Restricted Stock Plan for Outside Directors effective January 27, 1997. This Plan is applicable to not more than 200,000 shares of Resources’ common shares unless additional shares are authorized by shareholders.

Under this Plan, a minimum of 40 percent of the monthly retainer fee paid to each non-employee director of Resources is paid in common shares (“Restricted Stock”). The number of shares of Restricted Stock is calculated each month based on the closing sales price of Resources’ common shares on the NASDAQ Global Market on the first business day of the month. Beginning in fiscal 1998, a participant can, subject to approval of the Board, elect to receive up to 100% of the retainer fee for the fiscal year in Restricted Stock. Such election cannot be revoked or amended during the fiscal year.

The shares of Restricted Stock of Resources issued under this Plan will vest only in the case of a participant’s death, disability, retirement (including not standing for reelection to the Board), or in the event of a change in control of Resources. There is no option to take cash in lieu of stock upon vesting of shares under this Plan. The Restricted Stock may not be sold, transferred, assigned or pledged by the participant until the shares have vested under the terms of this Plan. At the time the Restricted Stock vests, a certificate for vested shares will be delivered to the participant or the participant’s beneficiary.

The shares of Restricted Stock will be forfeited to Resources by a participant’s voluntary resignation during his term on the Board or removal for cause as a director.

Key Employee Stock Option Plan of RGC Resources, Inc.

The Company has a Key Employee Stock Option Plan, which is intended to provide the Company’s executive officers and other key employees with long-term incentives and future rewards tied to the price of Resources’ common shares over time.

This Plan requires each option’s exercise price per share to equal the fair value of the Company’s common shares as of the date of the grant. Under the terms of this Plan, the options become exercisable six months from the grant date and expire ten years subsequent to the grant date. There were 18,000 shares granted in 2013 to the named officers, excluding Mr. Williamson, based on the Committee’s assessment of the appropriate allocation of options among the officer group and implementation of the Board’s management succession plan.

RGC Resources, Inc. Stock Bonus Plan

Under the Stock Bonus Plan, executive officers are encouraged to own a position in the Company’s common shares equal to at least 50% of the value of their annual salary. To promote this policy, this Plan provides that all officers with stock ownership positions below 50% of the value of their annual salaries must, unless approved by the Committee, receive no less than 50% of any performance incentive in the form of Company common shares. Incentive amounts, if any, for a fiscal year will generally be determined in the January following that fiscal year end. The Company is authorized to grant up to 50,000 shares of its common shares under the Stock Bonus Plan.

The Compensation Committee met two times during fiscal year 2013 and was attended by all members.

Submitted by the Compensation Committee of the

Board of Directors of Resources:

S. Frank Smith (Chair), Nancy Howell Agee, Abney S. Boxley, III and J. Allen Layman

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors (the “Audit Committee”) meets a minimum of four times annually with Resources’ Chief Financial Officer, the Company’s independent registered accounting firm, Brown, Edwards, & Company, L.L.P. (“Brown, Edwards”), and certain appropriate officers of Resources. The basic functions of the Audit Committee include reviewing significant financial information, reviewing accounting procedures and internal controls and the appointment of independent auditors. The Board of Directors has determined that George W. Logan and Raymond D. Smoot, Jr. are audit committee financial experts and are independent, as determined under applicable rules adopted by the Securities and Exchange Commission.

The Audit Committee is composed of independent directors and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee is “independent” under the applicable rules of the NASDAQ Stock Market.

Management is responsible for the Company’s internal controls and the financial reporting process. Brown, Edwards is responsible for performing an independent integrated audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue their reports thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Brown, Edwards. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and Brown, Edwards. The Audit Committee discussed with Brown, Edwards matters required to be discussed by AU Section 380, (Communication with Audit Committees), which includes, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of these estimates; and

•	disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

Brown, Edwards also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee discussed with Brown, Edwards their firm’s independence from RGC Resources, Inc. and its management. As part of its communication with the Audit Committee, Brown, Edwards indicated that there were no disagreements with management or difficulties encountered in dealing with management when performing the audit.

Based on the Audit Committee’s discussion with management and Brown, Edwards, the Audit Committee’s review of the representation of management regarding the audited financial statements, and the report of the independent registered accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed the provision of all non-audit services, which includes testing of internal controls and audits of the Company’s employee benefit plans, and determined that Brown, Edwards’ performance of these services are compatible with the independent registered accounting firm’s independence from RGC Resources Inc.

The Audit Committee met four times in fiscal year 2013 and each meeting included an executive session with the independent auditors. A copy of the Audit Committee Amended and Restated Charter can be found at Resources’ website www.rgcresources.com.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by Brown, Edwards for the years ended September 30, 2013 and 2012:

	2013	2012

Audit Fees	$153,749	$150,466
All Other Fees	78,936	72,786

Total Fees	$232,685	$223,252

Audit Fees: Audit fees include services performed by Brown, Edwards to comply with generally accepted auditing standards related to the integrated audit of the financial statements and internal controls over financial reporting and quarterly reviews for the years ended September 30, 2013 and September 30, 2012. The audit fees shown above for the 2013 and 2012 fiscal years were incurred principally for services rendered in connection with the audits and reviews of quarterly and annual filings with the Securities and Exchange Commission.

Audit-Related Services: None.

All Other Fees: Other fees include services rendered in conjunction with the testing of internal controls and audits of the Company’s employee benefit plans. All such fees in 2013 and 2012 were pre-approved by the Audit Committee.

The Audit Committee will consider annually and, if appropriate, approve the provision of audit services (including audit review and attest services) by its independent auditor and pre-approve the nature, extent, and cost of all non-audit services provided by the independent auditor in accordance with relevant law and appropriate listing rules.

Submitted by the Audit Committee of the

Board of Directors of Resources:

Raymond D. Smoot, Jr., Chair, Abney S. Boxley, III, George W. Logan, and S. Frank Smith

Report of the Governance & Nominating Committee of the Board of Directors

The Governance and Nominating Committee (the “Governance Committee”) of the Board of Directors, is composed of independent directors as determined by the Board of Directors under current standards, and has as its primary purpose the oversight of a broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board members, recommending nominees for Board election, and recommending to the Board governance principles applicable to Resources. The Governance Committee also provides assistance to the Board and the Chairman in the areas of committee member selection and rotation practices, evaluation of the overall effectiveness of the Board, and consideration of developments in corporate governance practices. The Governance and Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the Committee charter can be found at Resources’ website www.rgcresources.com.

The Governance Committee met once during fiscal year 2013 and made the recommendation that Nancy Howell Agee, J. Allen Layman, and Raymond D. Smoot, Jr. be nominated for shareholder approval for re-election to the Board of Directors and to serve a three-year term beginning with the Annual Meeting in 2014 and continuing until 2017. The Governance Committee’s recommendation was approved by the Board at its meeting on July 29, 2013.

The Governance Committee, in consultation with the CEO, is responsible for identifying individuals qualified to become board members and recommending to the Board individuals for nomination as members of the Board. The Governance Committee is also charged with making recommendations to the Board regarding the optimum size of the Board and the committee composition.

In evaluating current members and new candidates, the Governance Committee considers the needs of the Board and the Company in light of the current mix of skills and attributes of Directors. In addition to requiring that Directors possess integrity and character, the Governance Committee’s evaluation includes an assessment of various factors including, education, business experience, financial and accounting expertise, age, diversity, reputation, civic involvement, judgement, and knowledge of matters impacting public utilities. The Governance Committee also takes into consideration the ability of an individual to devote adequate time to board and committee matters and whether the individual will satisfy the NASDAQ requirements for director independence. When considering current board members for nomination for re-election, the Governance Committee also considers board contributions and performance as well as meeting attendance.

The Governance Committee, in addition to consulting with the Chairman of the Board and CEO, may seek the input of others, including members of the Board and management, to identify director candidates. In addition, the Governance Committee may use the services of consultants or a search firm, although it has not done so in the past. The Governance Committee will consider recommendations by shareholders of qualified director candidates for possible nomination. Shareholders who wish to recommend qualified director candidates should write to the Company’s Corporate Secretary at P.O. Box 13007, Roanoke, VA 24030. Recommendations should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. In addition, the recommendation must identify the recommending shareholder as a shareholder of the Company, and indicate the number of shares owned and whether the shares are held of record or through a bank, broker, or other nominee. If the shares are held by a bank, broker, or other nominee, the recommendation must also be accompanied by an account statement or other acceptable identifying documentation dated within 30 days of the date of the recommendation.

Submitted by the Governance & Nominating Committee of the

Board of Directors of Resources:

Maryellen F. Goodlatte (Chair), Nancy Howell Agee, J. Allen Layman, and George W. Logan

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders may communicate with Directors individually or as a group. Any shareholder that desires to communicate with one or more Directors may send a letter to the Board of Directors, c/o Dale P. Lee, Corporate Secretary, P.O. Box 13007, Roanoke, VA 24030. All communications will be forwarded to the appropriate Director or Directors specified in the communication as soon as practicable. Communications addressed to the Board generally will be considered to have been addressed to all Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on its review of the copies of such forms furnished to it and written representations from certain reporting persons that no other reports are required, the Company believes that in fiscal 2013 one report for J. Allen Layman and one report for Raymond D. Smoot, Jr. were filed late.

OTHER MATTERS

Management does not know of any matters to be presented at the Annual Meeting of Shareholders other than the election of directors, the ratification of Brown, Edwards, and the advisory vote on executive compensation. However, if any other matters properly come before the meeting, proxies received pursuant to this solicitation will be voted thereon in the discretion of the proxy holders.

TRANSACTIONS WITH RELATED PERSONS

The Company’s Board has adopted a written policy for the approval of transactions with related persons. The policy requires Audit Committee approval or ratification of transactions which involve more than $120,000 in which the Company is a participant and in which a Company director, nominee for director, executive officer, greater than 5% shareholder, or an immediate family member of any of the foregoing persons has a direct or indirect material interest. In reviewing the related party transaction, the Audit Committee will, after reviewing all material information regarding the transaction, take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The policy includes standing pre-approval for the following related person transactions:

•

any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s equity securities, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

•

any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts;

•

any transaction, such as dividends paid on the common shares, in which the related person’s interest arises solely from the ownership of the Company’s common shares and all holders of the Company’s common shares received the same benefit on a pro rata basis; and

•	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

There are no transactions with related persons to report for fiscal 2013.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act, shareholder proposals to be included in the proxy statement for the Company’s annual meeting of shareholders in 2015 must be received by the Secretary of the Company at the Company’s offices at 519 Kimball Avenue, N.E., Roanoke, Virginia 24016 no later than August 22, 2014. The submission by a shareholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

Notice of proposals by shareholders to be brought before any annual or special meeting generally must be delivered to the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was made. The notice under the bylaws must include the following information: (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Company’s bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (2) as to the shareholder giving the notice and the beneficial owner, if any, of common shares on whose behalf the proposal is made, (a) the name and address of record of such shareholder and the name and address of such beneficial owner, (b) the class and number of shares of the Company’s capital stock which are owned beneficially and of record by such shareholder and such beneficial owner, (c) a representation that the shareholder is a holder of record of the Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such business and (d) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to adopt the proposal or (B) otherwise solicit proxies from shareholders in support of such proposal.

Resources’ Bylaws limit the business that may be transacted at a meeting of shareholders to that specified in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by a shareholder of record of Resources who provided notice in writing to the President not less than sixty days nor more than ninety days prior to the meeting. Proposals not meeting the requirements of the Bylaws will not be entertained at the shareholders’ meeting.

Any shareholder wishing to nominate persons for election as directors at an annual meeting must deliver to the Secretary of the Company at the Company’s principal office in Roanoke, Virginia a written notice of the shareholder’s intention to make such a nomination. The shareholder generally is required to furnish the notice at least 120 days before the first anniversary of the preceding year’s annual meeting. The notice must include the following information: (1) such information regarding each proposed nominee as would be required to be disclosed under SEC rules and regulations in solicitations of proxies for the election of directors in an election contest or otherwise; (2) the written consent of each proposed nominee to serve as a director of the Company; and (3) as to the shareholder giving the notice and the beneficial owner, if any, of common shares on whose behalf the nomination is made, (a) the name and address of record of such shareholder and the name and address of such beneficial owner, (b) the class and number of shares of the Company’s capital stock that are owned beneficially and of record by such shareholder and such beneficial owner, (c) a representation that the shareholder is a holder of record of the Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such nomination and (d) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee or (B) otherwise solicit proxies for shareholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require determining the eligibility of such proposed nominee to serve as a director of the Company.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

If you and other residents at your mailing address own common shares through a broker or bank in “street name,” your broker or bank may have sent you a notice that your household will receive only one annual report to shareholders and proxy statement for each company in which you hold shares through that broker or bank. The practice of sending only one copy of an annual report to shareholders and proxy statement or a Notice of Internet Availability is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, you may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to the Company at P.O. Box 13007, Roanoke, VA 24030. In any event, if you did not receive an individual copy of the Company’s annual report to shareholders or this proxy statement, and wish to do so, the Company will send a copy to you if you address your written request to the Company at P.O. Box 13007, Roanoke, VA 24016, Attention: Secretary. If you are receiving multiple copies of the annual report to shareholders and proxy statement, you can request householding by contacting the Company in the same manner. The Company encourages you to participate in this program. It will reduce the volume of duplicate information received at your household, as well as reduce the Company’s expense.

EXPENSES OF SOLICITATION

The entire expense of preparing, assembling, printing and mailing the form of proxy and Proxy Statement will be paid by Resources. Resources hired Laurel Hill Advisory Group, L.L.C., a proxy solicitation firm, to assist in soliciting proxies for a fee of $6,000 plus reasonable expenses. Resources will request banks and brokers to solicit their customers who beneficially own common shares of Resources listed in the names of nominees and will reimburse said banks and brokers for the reasonable out of pocket expense of such solicitation. In addition to the use of the mail, solicitation may be made by employees of Resources by any and all means available.

By Order of the Board of Directors.

JOHN B. WILLIAMSON, III
Chairman, President & CEO

December 23, 2013

Resources’ Annual Report on Form 10-K, including financial statements for the year ended September 30, 2013 is available without charge to any shareholder requesting the same. Written requests should be addressed to the attention of Ms. Dale P. Lee, Secretary, RGC Resources, Inc., P.O. Box 13007, Roanoke, Virginia 24030.

The Annual Report, the proxy, and proxy card, and the charters of the Audit Committee, Compensation Committee, and the Governance and Nominating Committee of the Board of Directors of Company are on the Company’s website at www.rgcresources.com.

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Dear Shareholder,

The RGC Resources, Inc. Annual Meeting of Shareholders will be held at 9:00 a.m. on Monday, February 3, 2014 at the Hotel Roanoke, 110 Shenandoah Avenue, Roanoke, Virginia 24016.

As in prior years, I want to extend to you an invitation to attend a light breakfast beginning at 8:15 a.m. on the morning of the Annual Meeting. The breakfast will be followed by the formal shareholder meeting at 9:00 a.m. If you plan to attend, please call Sherry Shaw at (540) 777-3991 with your confirmation by Friday, January 24, 2014.

We thank you for your interest in Company operations and activities, and encourage you to complete and return the enclosed proxy card and to review our annual report in detail.

Sincerely, John B. Williamson, III Chairman, President, and CEO

0                    ¢

RGC RESOURCES, INC.

519 Kimball Avenue, N.E.

Roanoke, Virginia 24016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Frank T. Ellett and Roger L. Baumgardner, or either of them, with full power of substitution, to vote all common stock of RGC Resources, Inc. held of record by the undersigned as of November 27, 2013 at the Annual Meeting of Shareholders of RGC Resources, Inc. to be held on February 3, 2014, and at any adjournment thereof, as follows:

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF SHAREHOLDERS OF

RGC RESOURCES, INC.

February 3, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.rgcresources.com/proxy/index.html

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

■	20303300000000000000 6	020314

The Board of Directors recommends a vote “FOR” items 1 through 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF CLASS B DIRECTORS (Serving until 2017 Annual Meeting) - The Board of Directors recommends that you vote “FOR” all nominees below:				The Board of Directors recommends that you vote “FOR” the following proposals:
		NOMINEES: O Nancy Howell Agee O J. Allen Layman O Raymond D, Smoot, Jr.			FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)			2. To ratify the selection of Brown Edwards & Company L.L.P. as the independent accountants.	☐	☐	☐
				3. A non-binding shareholder advisory vote on executive compensation.	☐	☐	☐

The shares represented by this Proxy will be voted as specified. If no choice is specified, the Proxy will be voted FOR all proposals. The undersigned hereby acknowledges receipt of the Proxy Statement dated December 23, 2013.

INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢